UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2023

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d) Departure and Appointment of Directors to the Board

On June 30, 2023, Christopher Bennett notified the Board of Directors (the “Board”) of Fathom Holdings Inc. (the “Company”) that he is resigning from the Board. Mr. Bennett’s resignation from the Board, effective June 30, 2023, did not arise from any disagreement with the Company, any member of the Board, or Company management regarding any matter related to the Company’s operations, policies, practices, or otherwise.

On June 30, 2023, the Board appointed Stephen H. Murray as a member of the Board, effective July 5, 2023, to fill the vacancy created by Mr. Bennett’s resignation. Mr. Murray will serve as a director until the Company’s 2023 annual meeting of shareholders, scheduled to be held on August 28, 2023, or until his successor is duly elected and qualified.

Effective as of July 5, 2023, Mr. Murray also joined the Board’s Compensation Committee, which is now comprised of Mr. Murray, Scott Flanders (Chair) and David Hood. Mr. Murray also joined the Nominating and Corporate Governance Committee, which is now comprised of Mr. Murray, Ravila Gupta and Jennifer Venable (Chair).

Stephen Murray was appointed to our Board effective July 5, 2023. Mr. Murray, age 69, has served as a senior advisor to HW Media, from December 2020 to present. He has been a co-founder, partner and senior advisor at REAL Trends Consulting, Inc., from 1987 to present. From 1987 to 2020, he was a co-founder and served as President of REAL Trends, Inc., the nation’s leading trends newsletter that reaches over 54,000 readers each week and covers trends, events and strategies affecting the brokerage industry primarily in North America. REAL Trends, Inc. also hosts the annual REAL Trends Gathering of Eagles conference attended by 300 real estate industry CEO’s. From 1994 to 2018, Mr. Murray published five periodicals on mergers and valuations, “A Guide to Mergers, Acquisitions and Roll-Ins,” “Valuing a Residential Real Estate Brokerage,” “Valuing a Residential Realty Firm,” “Valuing a Residential Realty Firm”, and “Valuing Small to Medium Sized Realty Firms in 2018.” From May 1, 1992 to February 28, 1993, Mr. Murray served as the founder of InterAsset Group Inc. From 1979 to 1991, Mr. Murray served in various leadership roles. From 2003 to present, Mr. Murray has testified as an expert witness on industry practices. Mr. Murray received his BBA in 1975 from Marshall University.

There are no arrangements or understandings between Mr. Murray and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Murray and any of the Company’s other directors or executive officers. As a non-employee director of the Company, Mr. Murray will receive the same cash and equity compensation as each of the Company’s other non-employee directors.

There are no related party transactions between Mr. Murray and the Company (as defined in Item 404(a) of Regulation S-K), and the Board believes that Mr. Murray satisfies the independence requirements of Rule 5605(a)(2) of the NASDAQ Stock Market listing and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On July 5, 2023, the Company issued a press release to report the appointment of Mr. Murray to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of Fathom Holdings, Inc., dated July 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2023

FATHOM HOLDINGS INC.

/s/ Marco Fregenal
Marco Fregenal
President and Chief Financial Officer